AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into as of this 9th day of September 1999, by and among TownPagesNet.com plc, a corporation organized under the laws of the England and Wales (the "Parent"); Rasmussen Acquisition Corp., a Washington, United States corporation (the "Buyer"); Research Sales, Inc. d/b/a Rasmussen Research, a Washington corporation (the "Company"); and the persons or corporations who are all of the stockholders of the Company and whose signatures appear on the signature pages of this Agreement (each a "Stockholder" and collectively the "Stockholders");

                             W I T N E S S E T H:

      WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of the Company (the "Stock"); and

      WHEREAS, the Buyer, which is a wholly-owned subsidiary of the Parent, desires to acquire the business of the Company pursuant to the Merger hereinafter provided for;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereby covenant and agree as follows:

      1.    THE MERGER.

            1.1 The Merger. On the Closing Date, and in accordance with the provisions of this Agreement and the applicable provisions of the Washington Business Corporation Act ("Washington Law"), the Buyer shall be merged with and into the Company (the "Merger") in accordance with the terms and conditions of this Agreement and articles of merger in substantially the form of Exhibit A annexed hereto (the "Articles of Merger"), with the Company as the surviving corporation of such Merger (the Company being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of the Buyer shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under Washington Law under its current name.

            1.2 Effectiveness of the Merger. On the Closing Date (as such term is hereinafter defined), the Buyer and the Company will cause the executed Articles of Merger to be submitted for filing, and to be filed, with the Washington Secretary of State; provided, however, that notwithstanding that the effective filing date of the Articles of Merger may be subsequent to the Closing Date, the Buyer's acquisition of the Company shall be effective and be deemed to have occurred on and as of the Closing Date.

            1.3 Effect of the Merger. Upon the filing of the Articles of Merger,
(a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of the Buyer and the Company (the "Constituent Corporations"), and all obligations owed to, belonging to or


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due to each of the Constituent Corporations, all of which shall be vested in the
Surviving Corporation pursuant to Washington Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Washington Law without further act or deed.

            1.4 Surviving Corporation. Upon the filing of the Articles of Merger, the Articles of Incorporation, By-Laws, directors and officers of the Surviving Corporation shall be identical to those of the Buyer as in effect immediately prior to the effectiveness of the Merger.

            1.5 Status and Conversion of Shares. Upon the effectiveness of the
Merger:

                  (a) Each share of capital stock of the Company held by the Company as treasury stock immediately prior to the effectiveness of the Merger shall be cancelled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

                  (b) Each share of capital stock of the Buyer outstanding immediately prior to the effectiveness of the Merger shall remain one (1) outstanding share of common stock of the Surviving Corporation; and

                  (c) Each share of the Stock of the Company outstanding immediately prior to the effectiveness of the Merger shall be cancelled and extinguished and converted into the right to receive a proportionate amount of each component of the Merger Consideration payable pursuant to Section 2.1 below, which Merger Consideration shall be paid and delivered to the Stockholders, as the record holders of 100% of the outstanding Stock, following
(i) surrender to the Parent and the Buyer on the Closing Date of the certificates representing such shares of outstanding Stock (all of which shall be delivered free and clear of any and all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws), and (ii) the execution and delivery of those additional agreements, and the settlement of those obligations, described in Section 7 below.

            1.6 Books and Records. On the Closing Date, the Stockholders shall deliver, and shall cause the Company to deliver, to the Buyer all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, and all referral, client, customer and sales records of the Company.

      2. MERGER CONSIDERATION. In sole consideration for the Merger, the Stockholders of the Company shall be entitled to receive in the Merger in respect of all of the outstanding Stock (the "Merger Consideration") 551,302 shares of common stock of the Parent (the "Parent Shares"), which is that amount of stock which had an aggregate value on the agreed upon calculation date of U.S.$4.5 million.


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            The aggregate number of Parent Shares shall be allocated as among the holders of the Stock in proportion to their relative holdings of the Stock as set forth in Schedule 4.1 annexed hereto and the stock certificates representing the Parent Shares shall be delivered to the Stockholder Representative (as such term is hereinafter defined) for distribution to the Stockholders within five (5) business days after the Closing Date (or as soon thereafter as the Parent's transfer agent can furnish the certificates representing such Parent Shares without undue expense).

      3. TAX-FREE REORGANIZATION. The parties intend that the transactions pursuant to this Agreement qualify, to the maximum extent possible within the terms hereof, as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties shall report these transactions and otherwise conduct their affairs so as to give effect to such intention.

      4. REPRESENTATIONS AND WARRANTIES OF ALL OF THE STOCKHOLDERS. In connection with the Merger and in order to induce the Parent and the Buyer to enter into this Agreement and to consummate the Merger, the Stockholders hereby jointly and severally represent and warrant to the Parent and the Buyer as follows:

            4.1 Title to the Stock. Schedule 4.1 annexed hereto accurately sets forth the ownership of the Stock. The Stockholders have good, valid and marketable title to the Stock in the amounts and proportions as set forth on
Schedule 4.1, all of which Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws.

            4.2 Valid and Binding Agreement. The execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, by the Company have been duly and validly authorized by the Board of Directors and the Stockholders of the Company; and the Company and the Stockholders have full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms.

            4.3 Investment Representation; Restricted Shares. Each of the Stockholders is acquiring his or her Parent Shares described in Section 2.1 above for his or her own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws. None of the Stockholders have any present intention of disposing of any of such Parent Shares. Each of the Stockholders is sophisticated in making investments of the type represented by the Parent Shares. Each of the Stockholders has been given access to such information concerning the Parent and the Buyer and their respective businesses as they have requested provided, that this statement shall in no way diminish the rights of the Stockholders to


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rely upon the representations and warranties of the Parent and the Buyer herein.
Each of the Stockholders has sufficient financial resources to invest in the Parent Shares, to hold that investment without disposing of the same for an indefinite period of time, and to bear the risk of loss of that investment without undue financial hardship, provided that nothing herein shall in any way diminish the rights of the Stockholders to pursue their remedies at contract or at law. The Stockholders acknowledge and agree that the Parent Shares acquired pursuant to this Agreement are not registered under U.S. federal, state, or other securities laws, will be restrictively legended to reflect the same, and may not be transferred except in compliance with applicable securities laws. The Stockholders also acknowledge that the only securities of the Parent which are freely tradeable in the U.S. at this time are American Depositary Shares, evidenced by American Depositary Receipts. As soon as practicable under applicable laws and requirements of the Parent's Depositary institutions, at the request of all of the Stockholders, on the one hand, or the Parent, on the other hand, the parties shall cooperate, at the Parent's expense in exchanging the Stockholders' ordinary shares of the Parent acquired by them pursuant to this Agreement for American Depositary Shares evidencing such ordinary shares of the Parent, represented by American Depositary Receipts, except that with respect to any fees and expenses associated with any registration of securities under U.S. and state securities laws, the Parent will only pay its own attorneys' and accountants' fees and expenses, Securities Exchange Commission filing fees, and AMEX listing fees, and the Stockholders will be responsible for the fees and expenses of their own attorneys and accountants, if any, printing, mailing or other delivery expenses, state "blue sky" filing fees, if applicable, and any fees, expenses or discounts payable to underwriters or their counsel, if any.

            4.4 Disclosure and Duty of Inquiry. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholders in this Agreement.

      5. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER. In connection with the Merger and in order to induce the Parent and the Buyer to enter into this Agreement and to consummate the Merger, Scott W. Rasmussen, (the "Principal Stockholder," and any reference to "Stockholder" elsewhere in this Agreement shall include, without limitation, the Principal Stockholder) represents and warrants to the Parent and the Buyer, as follows:

            5.1 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Company or the Stockholders, nor compliance with the terms and provisions of this Agreement on the part of the Company and the Stockholders, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company or any of the Stockholders; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Company or any of the Stockholders is a party, or by which the Company or any of the Stockholders is bound, or constitute a default thereunder; or (d) result in the creation or imposition of any further lien or encumbrance on any assets of the Company.


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            5.2 Organization, Good Standing and Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Washington, with full corporate power and authority to own its assets and conduct its business as owned and conducted on the date hereof. The Company is not required to be qualified as a foreign corporation under the laws of any jurisdiction. True and complete copies of the Articles of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 5.2.

            5.3   Capital Structure; Stock Ownership.

                  (a) The authorized capital stock of the Company as set forth in its Articles of Incorporation is included in Schedule 5.3, and the Stock constitutes and represents all of the issued and outstanding Stock of the Company. The shares of the Stock and the record and beneficial owners thereof are as set forth on Schedule 4.1, and no other shares of capital stock or other securities of the Company are issued or outstanding.

                  (b) Except as provided in the existing employment agreements for Pat Marker and Alan Lindsay there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock or other securities, or obligating any Stockholder to transfer any shares of the Stock. No shares of capital stock or other securities of the Company are in the Company's treasury, and no shares of capital stock or other securities of the Company are reserved for issuance pursuant to stock options, rights, warrants, convertible securities, agreements or other rights to purchase capital stock or other securities except as stated above. Closing is conditioned in part upon the parties reaching a mutually satisfactory resolution with regard to the settlement or transfer of these obligations.

                  (c) The Company does not own, directly or indirectly, any stock or other securities of any corporation or entity, and does not have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

            5.4   Financial Information.

                  (a) Annexed hereto as Schedule 5.4(a) are true and complete copies of the Company's unaudited financial as of the date (the "Interim Financials Date"), either July 31, 1999 or August 31, 1999, the Principal Stockholder may choose, and the seven (7) or eight (8) months then ended (collectively, the "Financial Statements"). The Financial Statements are true, complete and accurate in all material respects, and fairly present the financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby, substantially in accordance with generally accepted accounting principles consistently applied (subject to audit adjustments which would not, in the aggregate, be material, and to the absence of certain footnote disclosures, the absence of which does not render the Financial Statements materially misleading). The Financial Statements have been prepared from the books and


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records of the Company, which books and records fairly reflect all transactions to which the Company was and is a party.

                  (b) Schedule 5.4(b) annexed hereto contains: (i) aging schedules of the accounts receivable and accounts payable of the Company as of the Interim Financials Date; (ii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness (other than accounts payable), loans and/or notes payable of the Company as of the Interim Financials Date; (iii) a list of any leasehold or other contractual obligations of the Company to any of the Stockholders and/or any of their respective Affiliates on the date hereof; (iv) a list of all obligations of the Company guaranteed by any of the Stockholders and/or any of their respective Affiliates on the date hereof, and the terms of such guarantees; (v) a list reflecting the nature and amount of all obligations owed to the Company on the date hereof by any of the Stockholders and/or any of their respective Affiliates; and (vi) a list reflecting the nature and amount of all obligations owed by the Company on the date hereof to any of the Stockholders and/or any of their respective Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

            5.5 No Material Changes. Since the Interim Financials Date, except as disclosed to Parent in the budget set forth in Schedule 10.6 (a) the business of the Company has been operated solely in the normal course, (b) there has been no material adverse change in the financial condition, operations or business of the Company from that reflected in the Financial Information, (c) the Company has not incurred any material obligation or liability or entered into any material transaction or commitment except in the normal course of business, and
(d) there has not been any (i) declaration, setting aside or payment of any dividend, distribution or redemption payment with respect to the capital stock of the Company, (ii) increase in the rate of salary or compensation paid or payable by the Company to any employee, consultant or other person, (iii) forgiveness of any debt or obligation owed to the Company by any of the Stockholders and/or any of their respective Affiliates, (iv) other payment or consideration of any kind paid by the Company to any of the Stockholders and/or any of their respective Affiliates outside of the ordinary course of business,
(v) damage, destruction or loss (whether covered by insurance or not) materially and adversely affecting the business, operations, assets or financial condition of the Company, or (vi) other event or condition arising from or out of the operation of the Company which has or may materially and adversely affect the business, operations, assets or financial condition of the Company. The Company has not, since December 31, 1998, altered its practices with respect to payment of accounts payable, collection of accounts receivable or receiving prepayments for future services.

            5.6   Tax Matters.

                  (a) The Company has, to the date hereof, filed all tax returns and tax reports required to be filed by the Company on or prior to the date hereof, and has paid (or set aside for payment, if not yet due and payable) all taxes, assessments and other impositions as and to the extent required by applicable law. Without limitation of the foregoing, the Company has


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made all required filings and has made (or set aside, if not yet due and payable) all required payments to the date hereof in respect of franchise, sales, use, property, excise, payroll withholding and other taxes (including interest and penalties and including estimated tax installments as required), and there are no outstanding or pending claims, deficiencies or assessments with respect to any taxes, interest or penalties of the Company.

                  (b) There are no audits pending with respect to any federal, state or local tax reports or tax returns of the Company, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

            5.7 Title to the Assets. The Company has and owns good and marketable title to all of its assets, free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature (collectively, "Liens") other than those Liens identified on Schedule 5.7 annexed hereto (which Liens secure only those obligations disclosed in Schedule 5.7). All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Company are listed in Schedule 5.7, all of which are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Company's business as presently conducted, and are sufficient for the continued conduct of such business.

            5.8 Accounts Receivable. All accounts receivable reflected in the Financial Statements, and all accounts receivable thereafter created or acquired by the Company prior to the date hereof, have arisen in the normal course of the Company's business, and are and will be subject to no counterclaims, set-offs, allowances or discounts of any kind. All of the Company's accounts receivable as of the Closing Date will be fully collectible without requirement of legal proceedings within six (6) months after the Closing Date.

            5.9 Inventories. The supplies and other inventories owned by the Company as reflected in the Financial Statements, and all supplies and other inventories acquired subsequent to the date of the Financial Statements, have been recorded at the lower of cost or market; and such supplies and other inventories are of a quality and quantity which are useable in the ordinary course of the Company's business.

            5.10  Real Property.

                  (a) The Company does not own any real estate or any interest therein of any kind, except to the extent of the Company's leasehold interest in and use and occupancy of its business premises pursuant to any lease agreement, copies of which are annexed hereto as Schedule 5.10 (the "Lease").

                  (b) The Lease is in full force and effect. The Company (and, to the best of the Principal Stockholder's knowledge, the landlord thereunder) is presently in compliance in all material respects with all of its obligations under the Lease, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Company's business as presently conducted.


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                  (c) To the best of the Principal Stockholder's knowledge, the
Company's use of the premises leased pursuant to the Lease is in conformity with all applicable building, zoning and other laws and ordinances.

            5.11 Insurance Policies. Schedule 5.11 annexed hereto contains a true and correct schedule of all insurance coverages held by the Company concerning its business and properties (including, but not limited to, professional liability insurance). The Company has paid all premiums due and payable in respect of such insurance coverages, and all of such coverages are presently in full force and effect.

            5.12 Permits and Licenses. The Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect. None of such permits, franchises or licenses will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement.

            5.13  Contracts and Commitments.

                  (a) Schedule 5.13 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements to which the Company is a party (collectively,whether or not listed on Schedule 5.13, "Material Contracts"), except that Schedule 5.13 need not list any such agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the Company's business and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $2,500 per annum; or (iii) may be terminated without penalty, premium or liability by the Company on not more than thirty (30) days' prior written notice.

                  (b) Except as set forth in Schedule 5.13: (i) all Material Contracts are in full force and effect; (ii) the Company and, to the best of the Principal Stockholder's knowledge, each other party thereto, is in compliance in all material respects with all of its obligations under the Material Contracts, and the Company has not received any written notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of the Company pursuant to this Agreement.

                  (c) To the best of the Principal Stockholder's knowledge, no purchase or lease commitment by the Company is materially in excess of the normal, ordinary and usual requirements of the business of the Company.


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                  (d) Except as set forth in Schedule 5.13 or in Schedule 5.15, the Company does not have any outstanding contracts with or commitments to officers, employees, technicians, agents, consultants or advisors that are not cancelable by the Company without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

            5.14 Customers and Suppliers. Neither the Company nor the Principal Stockholder has received any written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers which will materially adversely affect the business presently being conducted by the Company.

            5.15  Labor, Benefit and Employment Agreements.

                  (a) Except as set forth in Schedule 5.15 annexed hereto, the Company is not a party to (i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s). Schedule 5.15 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid or payable by the Company during or with respect to the 1999 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $35,000.

                  (b) No union is now certified or, to the best of the Principal Stockholder's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Company, and there are no labor disputes existing or, to the best of the Principal Stockholder's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

                  (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Company. Neither the Company nor any of the Stockholders has received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

                  (d) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which the Company has at any time been required to make contributions, the Company has not, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                  (e) Except as disclosed in Schedule 5.15, the Company does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, or has any potential

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


or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due (prior to imposition of any interest or penalties) in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Company has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred in respect of any of such benefit plans, and the present value of all accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Company as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and the Principal Stockholder is not aware of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

                  (f) Except for the group insurance programs listed in Schedule 5.15, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Company does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

            5.16  Compliance with Laws.

                  (a) To the best of the Principal Stockholder's knowledge, the Company has not, at any time during the five (5) year period prior to the date hereof, (i) handled, stored, used, generated, processed, transported or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, (ii) otherwise committed any material violation of any federal, state or local environmental laws, statutes or regulations or any material violation of the Occupational Safety and Health Act, or (iii) been in material violation of any requirements of its insurance carriers from time to time.

                  (b) Neither the Company nor the Principal Stockholder has received any written notice of default or violation, nor, to the best of the Principal Stockholder's knowledge, is the Company or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Company nor the Principal Stockholder has received written notice of, been charged with, or, to the best of the Principal Stockholder's knowledge, is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which


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


violation would have a material adverse effect on the Company, its business or any material portion of its assets.

                  (c) Schedule 5.16 annexed hereto sets forth the date(s) of the last known audits or inspections (if any) of the Company conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and/or any other governmental and/or quasi-governmental agency (federal, state and/or local).

            5.17 Litigation. Except as disclosed in Schedule 5.17 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Company) pending, or to the best knowledge of the Principal Stockholder, threatened, by or against the Company or any of its assets or properties. The Principal Stockholder is not aware of any state of facts, events, conditions or occurrences which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation against or with respect to the Company.

            5.18 Intellectual Property. Schedule 5.18 attached hereto is a true and correct list and brief description of the nature and ownership of all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses and other intellectual property used in the conduct of the Company's business (the "Intellectual Property"). The Company has full legal right, title and interest in and to the Intellectual Property. The conduct of the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of the Company, no person is infringing on any Intellectual Property of the Company. Except as disclosed in Schedule 5.18, noNo payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

            5.19 Transactions with Affiliates. No material asset employed in the business of the Company is owned by, leased from or leased to any of the Stockholders, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director or employee of the Company or any Affiliate of the Company.

            5.20 Bank Accounts. Annexed hereto as Schedule 5.20 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

            5.21 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

            5.22 Review of Disclosure Materials. The Stockholders have received and reviewed those disclosure documents of the Parent described Section 6.7 below, and have received satisfactory answers to any and all questions which they have had regarding such disclosures.

            5.23 Disclosure and Duty of Inquiry. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholders in this Agreement.

      6. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER. In connection with the Merger, and in order to induce the Company and the Stockholders to enter into this Agreement and to consummate the Merger, the Parent and the Buyer hereby jointly and severally represent and warrant to the Stockholders as follows:

            6.1 Organization, Good Standing and Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Each of the Parent and the Buyer has all necessary power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby.

            6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Parent and the Buyer has been duly and validly authorized by the Board of Directors of the Parent, and by the Board of Directors and sole stockholder of the Buyer. No further corporate authorization is required on the part of the Parent or the Buyer to consummate the transactions contemplated hereby.

            6.3 Valid and Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of the Parent and the Buyer, enforceable against the Parent and the Buyer in accordance with its terms.

            6.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Parent and the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Parent and the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Parent or the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Parent or the Buyer is a party, or by which the Parent or the Buyer is bound, or constitute a default thereunder.

            6.5 Investment. The Buyer is acquiring the Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws. The Buyer has no present intention of disposing of any of the Stock. The Buyer is sophisticated in making investments of the type represented by the Stock. The Buyer has been given access to such information concerning the Company and its business as the Buyer has requested provided, that this statement shall in no way diminish the rights of the Buyer to rely upon the representations and warranties of the Stockholders herein.. The Buyer has sufficient financial resources to invest in the Stock, to hold that investment without disposing of the same for an indefinite period of time, and to bear the risk of loss of that investment without undue financial hardship, provided that nothing herein shall in any way diminish the rights of the Buyer to pursue its remedies at contract or at law.

            6.6 Parent Shares. When issued and delivered pursuant to Section 2.1 above, all of the Parent Shares issued hereunder shall have been duly authorized and validly issued, and shall be fully paid and non-assessable.

            6.7 Disclosure Materials. All required filings by the Parent with the United States Securities and Exchange Commission (collectively, the "SEC Reports") since April 30, 1999 have been filed within the applicable required time periods (or any extensions related thereto), complied in all material respects with all applicable requirements of law and rules and regulations thereunder, and at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Parent has not been required or requested to file any amendment or supplement to the SEC Reports which has not been filed prior to the date hereof.

            6.8 Litigation. Except as may be disclosed in the SEC Reports, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Parent or the Buyer is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings pending or, to the best of the Parent's and the Buyer's knowledge, threatened against the Parent or the Buyer, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in any case is reasonably likely, individually or in the aggregate, to have a material adverse effect on the consolidated financial condition or operations of the Parent and its subsidiaries (taken as a consolidated whole).

            6.9 Disclosure and Duty of Inquiry. The Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Parent and the Buyer in this Agreement.

      7. The Company covenants and agrees that, from the date hereof until the Closing Date:

            7.1 Access to Information. The Company shall permit the Parent, the Buyer, and their counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company. The Parent, the Buyer and their representatives shall also be permitted to freely consult with the Company's employees, accountants and counsel concerning the business of the Company.

            7.2 Conduct of Business in Normal Course. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of the Parent.

            7.3 Preservation of Business and Relationships. The Company shall, without making or incurring any unusual commitments or expenditures, preserve its business organization intact, and preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

            7.4 Maintenance of Insurance. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

            7.5 Corporate Matters. The Company shall not, without the prior written consent of the Parent:

                  (a) amend its Articles of Incorporation or By-Laws;

                  (b) issue any shares of the Company's capital stock or any other securities;

                  (c) issue or create any warrants, rights, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the Company's capital stock or any other securities might be directly or indirectly issued;

                  (d) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

                  (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment, consulting or management agreements;

                  (f) modify in any material respect any material agreement to which the Company is a party or by which it may be bound, except in the ordinary course of business;

                  (g)   make any change in the Company's management personnel;

                  (h) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $5,000 in the aggregate;

                  (i) sell, assign or dispose of any capital asset(s) with a net book value in excess of $2,500 as to any one item or $5,000 in the aggregate;

                  (j) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

                  (k) declare, pay, set aside or make any dividend(s) or other distribution(s) of cash or other property, or redeem any outstanding shares of the Company's capital stock;

                  (l) incur any liability or indebtedness except, in each instance, in the ordinary course of business;

                  (m) subject any of the assets or properties of the Company to any further liens or encumbrances;

                  (n) forgive any liability or indebtedness owed to the Company by any of the Stockholders or any of their respective Affiliates; or

                  (o) agree to do, or take any action in furtherance of, any of the foregoing.

      8.    ADDITIONAL AGREEMENTS OF THE PARTIES.

            8.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon the Parent or the Buyer under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the Parent and the Buyer that (i) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning the Company which the Parent, the Buyer or their representatives have received or may hereafter receive, shall be maintained in confidence by the Parent, the Buyer and their representatives, and shall not be disclosed to any person that is not associated or affiliated with the Parent or the Buyer and involved in the transactions contemplated hereby, without the prior written approval of the Company, which shall not be unreasonably withheld, it being understood that the Parent desires to announce the execution and deliver of this agreement on the day this Agreement is executed, and the Company and the Principal Stockholder shall cooperate in that connection, provided, that neither party shall announce this Agreement until the proceeds of the $100,000 loan referred to below have been received by the Company. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company. In the event that the transactions contemplated hereby shall not be consummated for any reason, the Parent and the Buyer covenant and agree that neither they nor their representatives shall retain any documents, lists or other writings of the Company which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the Parent, the Buyer or their representatives, shall be returned to the Company).

            8.2 Exclusivity. From the date hereof through any termination of this Agreement by the Company in accordance with Section 12 below, the Company shall not (and shall not permit any of its Stockholders, officers, directors, affiliates or representatives to) negotiate with or enter into any other commitments, agreements or understandings with any person, firm or corporation (other than the Parent and its Affiliates) in respect of any sale of capital stock or assets of the Company, any merger, consolidation or corporate reorganization, or any other such transaction relating to the Company or any portion of its business.

            8.3 Employment Agreement. On the Closing Date, the Surviving Corporation and Principal Stockholder, Patrick Marker and Alan Lindsay each shall execute an amended and restated employment agreement in substantially the form of Exhibits B-1, B-2 and B-3, respectively, annexed hereto (the "Employment Agreements").

            8.4 Non-Competition Agreement. On the Closing Date, the Surviving Corporation and each of the Stockholders shall execute and deliver to one another a non-competition and non-disclosure agreement in substantially the form of Exhibit C annexed hereto (the "Non-Competition Agreement").

            8.5 Additional Agreements and Instruments. On or before the Closing Date, the Parent, the Buyer, the Company and the Stockholders shall execute, deliver and file the Articles of Merger and all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the Merger and the other transactions contemplated by this Agreement, including, without limitation, such documents as the Parent or its counsel may reasonably request to document that the License and the intellectual property rights of Scott Rasmussen pertaining to the subject matter thereto has been effectively transferred to the Company, free and clear of liens encumbrances of any type, on such terms and conditions as shall be satisfactory to the Buyer and the Principal Stockholder in form and in substance, and that said License has been fully paid up .

            8.6 Non-Interference. Neither the Parent, the Buyer, the Company nor any of the Stockholders shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 9 and 10 below.

      9. CONDITIONS PRECEDENT TO THE PARENT'S AND THE BUYER'S PERFORMANCE. In addition to the fulfillment of the parties' agreements in Section 8 above, the obligations of the Parent and the Buyer to consummate the Merger and the other transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Parent and the Buyer:

            9.1 Accuracy of Representations and Warranties. All representations and warranties made by the Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to the Parent or the Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            9.2 Performance. The Company and the Stockholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

            9.3 Certification. The Parent and the Buyer shall have received a certificate, dated the Closing Date, signed by the Stockholders, certifying, in such detail as the Parent and the Buyer and their counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

            9.4 Resolutions. The Parent and the Buyer shall have received certified resolutions of the Board of Directors and the Stockholders of the Company, in form reasonably satisfactory to counsel for the Parent and the Buyer, authorizing the Company's execution, delivery and performance of this Agreement and the Merger, and all actions to be taken by the Company hereunder.

            9.5 Opinion of Counsel. The Parent and the Buyer shall have received the favorable opinion of Smoot & Pitts, counsel to the Company and the Stockholders, as to such matters incident to the transactions contemplated hereby as may reasonably be requested by the Parent, the Buyer and their counsel.

            9.6 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Company, its business or any material portion of its assets, or impair the ability of any of the Stockholders to deliver in the Merger all of his or her Stock free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            9.7 Consents. All necessary disclosures to and agreements and consents of (a) any parties to any Material Contracts and/or any licensing authorities which are material to the

Company's business (including, without limitation, the landlord under the Lease), and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.

            9.8 Settlement of Accounts. All debts, liabilities and other monetary obligations (if any) owed to the Company by any of the Stockholders and/or any of their respective Affiliates shall have been fully paid to the Company, such that no such debts, liabilities or obligations shall be outstanding on the Closing Date.

            9.9 Condition of Property. Between the date of this Agreement and the Closing Date, assets of the Company having an aggregate fair market value of $5,000 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, whether or not covered by insurance.

            9.10 Execution and Delivery of Exhibits, etc.. On or before the Closing Date, (a) the Company shall have executed and delivered to the Buyer the Articles of Merger, (b) Principal Stockholder, Patrick Marker, and Alan Lindsay shall each have executed and delivered to the Surviving Corporation the Employment Agreements, (c) the Principal Stockholder, Patrick Marker, and Alan Lindsay each shall have executed and delivered to the Surviving Corporation the Non-Competition Agreement, d) the License of intellectual property rights of Scott Rasmussen to the Company shall be in full force and effect and satisfactory in form and in substance to the Buyer and fully paid up, and all right, title and interest in and to the related intellectual property rights shall have been sold and transferred to the Company effective as of the Closing Date on terms and conditions satisfactory to the Buyer and to Scott Rasmussen in form and in substance, and (e) the parties shall have executed and delivered the Schedules, which shall have been accepted by the other parties hereto.

            9.11 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Parent, the Buyer and their counsel. The Company shall have submitted to the Buyer or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which the Buyer may have requested in connection with said transactions.

            9.12 Comfort re Financial Statements. The Parent and the Buyer shall have received advice from their independent certified public accountants, satisfactory to them in form and in substance, to the effect that the Financial Statements are sufficient to satisfy any applicable SEC requirements for filing financial statements (audited or otherwise) in connection with the acquisition or in connection with the preparation of the Parent's own financial statements on a consolidated basis.

      10. CONDITIONS PRECEDENT TO THE COMPANY'S AND THE STOCKHOLDERS' PERFORMANCE. In addition to the fulfillment of the parties' agreements in Section 8 above, the obligations of the Company and the Stockholders to consummate the Merger and the other transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Company and the Stockholder Representative:

            10.1 Accuracy of Representations and Warranties. All representations and warranties made by the Parent and the Buyer in this Agreement and/or in any written statement delivered by the Parent or the Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            10.2 Performance. The Parent and the Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Parent or the Buyer on or before the Closing Date.

            10.3 Certification. The Stockholders shall have received a certificate, dated the Closing Date, signed by the Parent and the Buyer, certifying, in such detail as the Stockholders and their counsel may reasonably request, that the conditions specified in Sections 10.1 and 10.2 above have been fulfilled.

            10.4 Resolutions. The Stockholders shall have received certified resolutions of the Board of Directors and sole stockholder of the Buyer and of the Board of Directors of the Parent, in form reasonably satisfactory to counsel for the Stockholders, authorizing the Merger and the Parent's and the Buyer's execution, delivery and performance of this Agreement and all actions to be taken by the Parent and the Buyer hereunder.

            10.5 Opinion of Counsel. The Stockholders shall have received the favorable opinion of Messrs. Greenberg Traurig, counsel to the Parent and the Buyer, as to such matters incident to the transactions contemplated hereby as may reasonably be requested by the Stockholders and their counsel.

            10.6 Working Capital Facility. Upon the execution of this Agreement, the Parent shall loan to the Company $100,000, as a partial advance of funds needed in accordance with the budget set forth on Schedule 10.6 annexed hereto and made a part hereof. The loan will be evidenced by a Note bearing interest at Bank of America prime and shall be payable on demand one year following the date of its execution. The Company shall be solely liable for the repayment of the loan. At closing, Parent shall further advance to the Company $350,000 which shall be used by the Company to pay the balance of the indebtedness of the Company, calculated to be $450,000 as of September 15, 1999, as set forth in
Schedule 10.6. It is also acknowledged by the parties that the Company will need an additional $132,000 on or about September 15, 1999 to cover immediate ongoing operational expenses, and further funds from time to time as set forth in
Schedule 10.6.

            10.7 Execution and Delivery of Exhibits. The Buyer shall have executed and delivered to the Company the Articles of Merger, and the Surviving Corporation shall have executed and delivered (a) to Scott Rasmussen, Patrick Marker, and Alan Lindsay, the Employment Agreements, (c) to the Stockholders, the Non-Competition Agreement, and (c) the parties shall have executed and delivered the Schedules, which shall have been accepted by the other parties hereto.

            10.8  Stock Options and Company IPO.

                  (a) On the Closing Date, the Stockholders and management shall receive, in the aggregate, stock options to acquire 55,000 shares of the ordinary shares of the Parent, exercisable at $10.00 per share for five (5) years and on such other terms and conditions as the parties to this Agreement shall otherwise agree, such options to be allocated among the Stockholders and management in a manner mutually acceptable to the parties to this Agreement.

                  (b) In addition to (and not in lieu of) the provisions of
Section 10.8(a) above, in the event that the Parent shall effect an initial public offering pursuant to a registration statement declared effective by the SEC of shares of capital stock of the Company (a "Company IPO"), the Stockholders shall be entitled to receive as additional consideration shares of common stock of the Surviving Corporation as shall be equal to ten (10%) percent of the number of shares of capital stock as shall be owned by the Parent immediately prior to the Company IPO.

                  (c) In the event that there shall not be a Company IPO within three (3) years of Closing, commencing with the fourth year after the Closing and continuing thereafter until such time as the Surviving Corporation is sold or otherwise disposed of or the Company IPO shall occur, (i) the Company shall pay to the Stockholders ten percent (10%) of the gross sales price of the Surviving Corporation should it be sold at any time commencing with that fourth year and (ii) the Company shall pay to the Stockholders, in the proportions set forth in Schedule 10.8(c), the aggregate sum of ten percent (10%) of the net operating income after taxes of the Surviving Corporation for each year commencing with the fourth year after the Closing, such amounts to be payable within thirty (30) days after the end of each calendar quarter.

            10.9 Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.

      11.   CLOSING.

            11.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 12 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, counsel to the Parent and the Buyer, located at 200 Park Avenue, New York, New York 10166, or such other location as is agreed to between the parties, at 9:00 A.M. local time on or before September 15, 1999, or such later date (not later than September 30, 1999) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

            11.2 Actions at Closing. On the Closing Date, simultaneous with the Closing, the Buyer and the Company shall file or cause to be filed the Articles of Merger with the Secretary of State of Washington. At the Closing, there shall be made, by all necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

      12.   TERMINATION OF AGREEMENT.

            12.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (a) by the mutual written consent of the Company, the Stockholders or Stockholder Representative, the Buyer and the Parent; (b) by the Buyer and the Parent, or by the Company and the Stockholders or Stockholder Representative, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of the Parent, the Buyer, the Stockholders or the Company, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (c) by the Buyer and the Parent, or by the Company and the Stockholder Representative (as defined below), at any time on or after September 30, 1999 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

            12.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 12, no party to this Agreement shall have any further liability to the other, except as provided in Section 8.1 above. In the event of termination by either party as above provided in this Section 12, prompt written notice shall be given to the other party.

      13.   INDEMNIFICATION.

            13.1 General.

                  (a) Without prejudice to any rights of contribution as among any or all of the Stockholders, from and after the Closing Date, the Stockholders shall jointly and severally defend, indemnify and hold harmless the Parent and the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (but in no event special or consequential damages), including interest, penalties and reasonable attorneys' fees, that the Parent or the Buyer may incur, sustain or suffer ("Losses") as a result of any breach of, or failure by any of the Stockholders to perform, any of the representations, warranties, covenants or agreements of the Stockholders contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholders under this Agreement, except that the Stockholders other than the Principal Stockholder shall only be liable with respect to breach of representations or warranties in
Section 4 of this Agreement or for any breach by any such Stockholder of any covenant or agreement of such Stockholder in this Agreement.

                  (b) From and after the Closing Date, the Parent and the Buyer shall jointly and severally defend, indemnify and hold harmless the Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (but in no event special or consequential damages), including interest, penalties and reasonable attorneys' fees, that any of the Stockholders may incur, sustain or suffer as a result of any breach of, or failure by the Parent or the Buyer to perform, any of the representations, warranties, covenants or agreements of the Parent or the Buyer contained in this Agreement.

            13.2  Limitations on Certain Indemnity.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, except with respect to any Losses involving proven fraud by any Stockholder, none of the Stockholders shall be liable to the Parent or the Buyer with respect to Losses unless and then only to the extent that the aggregate amount of all Losses incurred by the Parent and/or the Buyer and not paid for by applicable insurance shall exceed the sum of $10,000 (the "Basket").

                  (b) Notwithstanding any other provision of this Agreement to the contrary, except with respect to any Losses involving proven fraud by any Stockholder, none of the Stockholders shall be liable to the Parent or the Buyer with respect to Losses (i) unless the condition set forth in Section 13.2(a) is satisfied, and in all cases subject to the limitation with respect to Stockholders other than the Principal Stockholder set forth in Section 13.1(a) above and the limitations with respect to all Stockholders set forth in Sections 13.2(c) and 13.2(d) below.

                  (c) Except with respect to any Losses involving proven fraud by any Stockholder, no Stockholder shall be required to pay indemnification hereunder in excess of that Stockholder's proportionate share of the consideration paid by the Buyer for the Stock, calculated as the sum of $4,500,000 multiplied by that Stockholder's percentage of the ordinary shares of the Parent issued by the Parent to the Stockholders, in the aggregate, on the Closing.Date. Each Stockholder shall have the right to satisfy that Stockholder's indemnification obligations, if any, under this Agreement by delivering to the Parent certificates evidencing ordinary shares of the Parent, with stock powers duly completed provided, that for purposes thereof, the Parent Shares shall be valued at the same value per share utilized for purposes of
Section 2.1 above (subject to arithmetic adjustment in the event of any stock split, stock dividend, recapitalization or other such event which may occur at any time or from time to time after the Closing Date with respect to such common stock).

                  (d) The Parent and the Buyer shall be entitled to indemnification (i) by the Principal Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the Stockholder on or before December 31, 2001, or, with respect to Losses relating to a breach of any warranties under Section 5.6 above, the expiration of the final statute of limitations for those tax returns and/or tax reports covered by the warranties under Section 5.6 above, (ii) by each of the Stockholders with respect to claims of breach of any agreement or covenant in this Agreement only through the later of December 31, 2001 or sixty (60) days after the expiration of the applicable agreement or covenant, and (iii) by each of the Stockholders in respect of breach of any representation or warranty set forth in Section 4; indefinitely; provided, however, that the Buyer shall not be entitled to indemnification hereunder in the event that the subject claim for indemnification relates to a third-party claim and the Buyer delayed giving notice thereof to the Principal Stockholder to such an extent as to cause material prejudice to the defense of such third-party claim.

            13.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

            13.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

      14. POST-CLOSING EVENTS.

            14.1 Bank Accounts. Upon the consummation of the transactions pursuant to this Agreement, the Stockholders shall cooperate with the Buyer to promptly modify to the Buyer's satisfaction the signatory and access arrangements for all bank accounts and safe deposit boxes maintained by or in the name of the Company.

            14.2 Guaranteed Obligations. To the extent that the Buyer does not, at the time of Closing, pay or discharge those Company obligations guaranteed by any of the Stockholders and/or any of their respective Affiliates (as disclosed in part (iv) of Schedule 5.4(b)), or obtain written releases of the Stockholders and their Affiliates in respect of such guarantees, then (a) the Buyer shall defend, indemnify and hold harmless the Stockholders and their Affiliates from and against any claims or liabilities thereunder with respect to obligations thereunder for periods from and after the Closing Date, and (b) the Buyer shall use its best efforts to promptly obtain written releases of the Stockholders and their Affiliates in respect of their guarantees of such leases or other obligations (provided that, to obtain such releases, the Buyer will not be required to incur any material expense or additional obligations other than providing its and/or the Parent's guarantee of the subject leases or other obligations ); provided, however, that nothing contained in this Section 14.2 shall be deemed to abrogate the requirement for the Buyer to cause the repayment, on or prior to the Closing Date, of that indebtedness of the Company described in Section 10.6 above.

            14.3 1999 Tax Payments. The income of the Company for 1999 shall, for tax reporting purposes, be prorated between the Stockholders (on the one hand) and the Buyer (on the other hand) based on the number of days elapsed through the Closing Date. The Stockholders shall be responsible for reporting their applicable shares of the Company's 1999 income as aforesaid, and for the payment of all income taxes thereon.

            14.4 Further Assurances. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the business being acquired by the Buyer hereunder.

            14.5 Registration Rights, etc. Notwithstanding anything to the contrary contained in this Agreement, at the Principal Stockholder's request, such request to be made no earlier than thirty (30) days after the Closing, the Parent shall use its commercially reasonable best efforts to cause a registration statement on Form F-1 or such other Form as may then be available to the Parent, to be filed with, and declared effective by, the U.S. Securities Exchange Commission, to permit the sale by the Principal Stockholder of American Depositary Shares representing 91,884 ordinary shares of Parent stock acquired in this transaction, provided that the Principal Stockholder shall enter into customary agreements in connection with any such registration (including customary indemnifications, etc.). The parties acknowledge and agree that, unless otherwise agreed by the Parent, the Parent shall be obligated to seek to register or permit the sale or transfer of no more than 30,628 of the Principal Stockholder's ADSs acquired through this Agreement during the period from the Closing Date through the first anniversary of the Closing, no more than an additional 30,628 ADSs so acquired for sale during the period from the first anniversary of the Closing through the second anniversary of the Closing, and no more than an additional 30,628 ADSs so acquired for sale during the period commencing after the second anniversary of the Closing.

      15..  COSTS.

            15.1 Finder's or Broker's Fees. Each of the Buyer and the Stockholders represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, except for Security Capital Trading, Inc. ("Security") and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions except for Security, which shall be entitled to be paid at Closing a commission equal to 5% of the stock of the Parent being issued at the Closing, one-half of which commission shall be paid by the Parent and one-half of which commission shall be paid, jointly and severally, by the Stockholders.

            15.2 Expenses. The Parent, the Buyer and the Stockholders shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Without limitation of the foregoing, no expenses attributable to any of the Stockholders shall be charged to or paid by the Company.

      16.   FORM OF AGREEMENT.

            16.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

            16.2 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            16.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17.   PARTIES.

            17.1 Stockholder Representative. Each of the Stockholders hereby irrevocably appoints the Principal Stockholder as his or her authorized representative (the "Stockholder Representative") to execute and deliver any and all waivers, amendments, modifications, consents or other writings and actions under or in respect of this Agreement from time to time, provided that such Stockholder Representative shall not have authority, absent the written consent of all of the Stockholders, (a) to modify the amount of Merger Consideration payable to the Stockholders pursuant to Section 2.1 above, or (b) to increase any Stockholder's liability for indemnification under Section 13 above. The Principal Stockholder hereby irrevocably accepts such appointment. Subject to such limitation, any amendment, modification, waiver, consent or other writing executed by the Stockholder Representative shall be fully binding upon all of the Stockholders in accordance with its terms.

            17.2 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

            17.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service or telecopy if served personally on the party to whom notice is to be given or telecopied to such party at its telecopier number indicated below, on the day after the delivery thereof to a recognized overnight courier service for next-day delivery with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  (a)   If to the Company or the Stockholders:

                        c/o Scott Rasmussen Research Sales, Inc.
                          d/b/a Rasmussen Research
                        3201 Sandalwood Drive
                        Waxhaw, North Carolina 28173
                        Telecopier No.: (704) 843.2088
                        with a copy sent concurrently to:

                        Smoot & Pitts
                        15-C Lafayette Place
                        Post Office Drawer 23439
                        Hilton Head Island, South Carolina  29925-3439
                        Attention: William M. Smoot, Esq.
                        Telecopier No.: (843) 681-3204

                  (b)   If to the Buyer or Parent:

                        TownPagesNet.com plc.
                        11 Market Square
                        Alton, Hampshire
                        GU34 1 HD, England

                        Attention: Andrew Lyndon-Skaggs

                        Telecopier No.: 011-44-1420-541-322

                        with a copy sent concurrently to:

                        Greenberg Traurig, P.A.
                        200 Park Avenue, 15th floor
                        New York, New York 10166
                        Attention: Andrew J. Cosentino, Esq.
                        Telecopier No.: (212) 801-6400

                  or to such other address or telecopier number as either party shall have specified by notice in writing given to the other party.

      18.   MISCELLANEOUS.

            18.1 Amendments and Modifications. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by or on behalf of the party to be charged therewith.

            18.2 Non-Assignability; Binding Effect. Neither this Agreement, no any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, provided that the Buyer may, at any time and from time to time, without requirement of any consent from any of the Stockholders, assign any and all of its rights and remedies for indemnification hereunder to any financial institution(s) providing financing to the Buyer from time to time. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            18.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Washington applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 13.3 above, and/or in respect of any claim for specific performance or other equitable relief, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in King County, Washington, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

            18.4 Condition Precedent to Closing. (a) The parties acknowledge that the Exhibits and Schedules as well as certain provisions of this Agreement need to be completed or resolved prior toClosing. The parties are executing and delivering this Agreement without attaching the forms of Exhibits and Schedules, but undertake to use their respective best efforts to complete the same promptly. In the event the parties are unable to complete or resolve these issues and deliver Exhibits and Schedules which are accepted by all parties hereto prior to the Closing Date, either party may terminate this Agreement and this Agreement shall be deemed to be void ab initio.

                  (a) Further, the parties acknowledge that the Principal Stockholder is the sole signatory to this Agreement at this time but that it is a condition to Closing that all Stockholders execute this Agreement. Should any Stockholder refuse to execute this Agreement and/or deliver his stock in the Company at Closing, the written Agreement shall terminate.

                                    [SIGNATURE PAGES FOLLOW]

                        IN WITNESS  WHEREOF,  the parties have  executed  this

Agreement on and as of the date first set forth above.

                            Parent:     TownPagesNet.com plc

                            By: ____________________________________________
                                Stephen   Hall,    Chief   Operating Officer

                            Buyer:      Rasmussen Acquisition Corp.

                            By: ____________________________________________
                                Stephen Hall, Chief Operating Officer

                            Company:    Research Sales, Inc. d/b/a
                                        Rasmussen Research

                            By: ____________________________________________
                                Scott Rasmussen, President

                            Stockholders:

                            ________________________________________________
                                      Scott Rasmussen

                            ________________________________________________
                                    William F. Rasmussen

                            ________________________________________________
                              Louie R. and Lynn S. Van Hollebeke

                            INFOMATE SYSTEMS, INC.

                            By:_____________________________________________
                               Timothy P. Mate


                            ________________________________________________
                                   Todd A. Barnett

                            ________________________________________________
                                   John C. Blasko

                            ________________________________________________
                            James W. Potter and Luana L. Potter

                            ________________________________________________
                                   Peter Grimm

                            ________________________________________________
                            Christopher and Charlotte Van Hollebeke


                            ________________________________________________
                                   Ronald J. Van Hollebeke


                            ________________________________________________
                                   Charles M. and Theresa L. Holt

                            ________________________________________________
                                   Arthur Wheeler

                            ________________________________________________
                                   Patrick J. Marker

                            ________________________________________________
                                   Elton G. Welke

                            ________________________________________________
                                   Tom Wilson

                            ________________________________________________
                                   Tom Moran